Exhibit 10.1 (i)

                     THIRD AMENDMENT TO AMENDED
                     AND RESTATED LOAN AGREEMENT

   THIS THIRD AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT, dated as of August 31, 1996, is to that certain Amended and Restated Loan Agreement dated as of August 31, 1993, as amended as of March 15, 1994 and July 27, 1994 (as amended and restated, the "Loan Agreement"; all defined terms in the Loan Agreement are incorporated herein by reference) by and between

  	AMERICAN WOODMARK CORPORATION, a corporation organized and existing under the laws of the Commonwealth of Virginia and having its principal place of business in Winchester, Virginia (the "Borrower"); and

  	NATIONSBANK, N.A., a national banking association organized and existing under the laws of the United States and having offices in Charlotte, North Carolina (the "Bank").

RECITAL
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	A.	The Bank and the Borrower have agreed to make changes to the Loan Agreement as provided for herein.

	NOW, THEREFORE, the parties hereto agree as follows:

		1.	The Loan Agreement is hereby amended as follows:

   (a)	The definition of "Termination Date" is amended so that such definition now reads as follows:

   				"Termination Date" means August 31, 1997;

   (b) The definition of "Available Committed Amount" or "Available Commitment" is amended so that such definition now reads as follows:

       "Available Committed Amount" or "Available Commitment" means $4,000,000, as such amount may be increased from time to time up to the Maximum Commitment pursuant to the terms of Section 2.02;

   (c)	The third sentence of Section 2.01 is amended by replacing the reference to "$4,000,000" contained therein with a reference to "$8,000,000".

   (d)	All references to "NationsBank of North Carolina, N.A." are replaced with references to "NationsBank, N.A.".
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  2.	The Borrower hereby represents and warrants that:

   (a)	the "Representation and Warranties" set forth in Article IX of the Loan
       Agreement, as amended, are true and correct as of the date of this Third Amendment;

   (b)	the Borrower is not in default of the Loan Agreement or the other Loan
       Documents (as defined in the Loan Agreement) and no event or condition exists under the Loan Agreement or the other Loan Documents that, but for the giving of notice or lapse of time or both, would result in such a default as of the date of this Third Amendment.

  3.	Except as modified hereby, all of the terms and provisions of the Loan
     Agreement (and Exhibits) remain in full force and effect.

  4.	The Borrower agrees that all references to the term "Loan Agreement" in each of the Loan Documents shall mean the "Amended and Restated Loan Agreement, dated August 31, 1993, as amended March 15, 1994, July 27, 1994 and August 31, 1996, by and between American Woodmark Corporation and NationsBank, N.A."

  5.	This Third Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original.

  6.	This Third Amendment and the Loan Agreement, as amended hereby, shall be deemed to be contracts made under, and for all purposes shall be construed in accordance with, the laws of the state of North Carolina.

	IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by their duly authorized corporate officers as of the day and year first above written.

                            							AMERICAN WOODMARK CORPORATION
ATTEST:

By:  CAROL LENTZ                   By:  /S/ GLENN EANES
     -----------                        ---------------

Title  Corporate Secretary         Title:  Treasurer
       -------------------                 ---------
       (Corporate Seal)

                                   NATIONSBANK, N.A.

                                   By:  /S/ ELIZABETH S. DUFF
                                        ---------------------
                                   Title:  Vice President
                                           --------------
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